Exhibit 23.  Consent of Experts and Counsel





                         CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of Helix Technology Corporation:


We consent to the incorporation by reference in the registration statement of Helix Technology Corporation on Form S-8 (File No. 2-83974) of our reports dated January 26, 1996, on our audits of the consolidated financial statements and financial statement schedules of Helix Technology Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in this Annual Report on Form 10-K.





                                         COOPERS & LYBRAND L. L. P.
                                         (Signature)


Boston, Massachusetts
February 7, 1996